EXHIBIT 99.1


News Release          News Release          News Release           News Release

[LOGO] American Express

                                                 Contact:  Molly Faust
                                                           212-640-0624
                                                           molly.faust@aexp.com

FOR IMMEDIATE RELEASE

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                    AMERICAN EXPRESS COMPLETES SALE OF ITS
                          CONVERTIBLE DEBT SECURITIES

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         NEW YORK, November 21, 2003--American Express Company (NYSE: AXP)
announced today that it has completed its sale of $2.0 billion aggregate principle amount of its convertible debt securities due 2033 in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended. The sale includes the exercise by the initial purchasers of the entire option to purchase $200 million aggregate principle amount of the convertible debt securities.

         The convertible debt securities were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Neither the convertible debt securities nor the shares of common stock issuable upon conversion have been registered under the Securities Act of 1933, as amended, or any state securities laws, and until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

         This announcement is neither an offer to sell nor the solicitation of an offer to buy the convertible debt securities or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

         American Express Company (www.americanexpress.com) is a diversified worldwide travel, financial and network services company founded in 1850. It is a world leader in charge and credit cards, Travelers Cheques, travel, financial planning, business services, insurance, on-line brokerage and international banking.

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     THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS ABOUT AMERICAN EXPRESS
COMPANY'S INTENTION TO RAISE FUNDS FROM THE SALE OF CONVERTIBLE DEBENTURES AND ITS EXPECTATIONS ABOUT THE USE OF THOSE FUNDS, WHICH STATEMENTS ARE INDICATED BY THE WORDS "WILL," "PLAN," "EXPECT" AND SIMILAR EXPRESSIONS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE SUCH FORWARD-LOOKING STATEMENTS.